Exhibit 99.1

Cambium Networks Reports Second Quarter 2021 Financial Results

•	Record revenues of $92.7 million, increased 5% sequentially, up 49% year-over-year
•	Gross margin of 49.7%, non-GAAP(1) gross margin of 50.0%
•	Record operating income of $14.3 million, record non-GAAP operating income of $17.5 million
•	Net income of $11.5 million or $0.40 per diluted share, record non-GAAP(1) net income of $12.9 million or $0.45 per diluted share
•	Record Adjusted EBITDA(1) of $18.4 million or 19.9% of revenues

ROLLING MEADOWS, Ill., Aug. 9, 2021 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the second quarter 2021 ended June 30, 2021.

	GAAP			Non-GAAP
(in millions, except percentages)	Q2 2021	Q1 2021	Q2 2020	Q2 2021	Q1 2021	Q2 2020
Revenues	$92.7	$88.5	$62.3	$92.7	$88.5	$62.3
Gross margin	49.7%	49.9%	48.9%	50.0%	50.1%	49.2%
Operating margin	15.4%	15.1%	7.7%	18.9%	17.5%	10.4%
Adjusted EBITDA margin				19.9%	18.6%	12.3%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the second quarter ended June 30, 2021.

“Cambium’s business remained strong as the expansion of broadband communications networks continued and our vision as a high-performance, yet affordable global wireless infrastructure leader was well received during second quarter,” said Atul Bhatnagar, president and CEO. “Cambium reached two significant milestones as a standalone company during the second quarter 2021. The first achievement was shipping our 10 millionth radio. The second accomplishment was breaking the $90 million revenue barrier in a quarter for the first time in our company’s history.”

Bhatnagar continued, “We experienced a healthy increase in demand for both fixed wireless broadband and enterprise Wi-Fi solutions as the need for improved wireless networking infrastructure is a global phenomenon. Cambium’s economically attractive solutions provide a compelling high-quality choice for wireless infrastructure projects around the world. We see increased government spending on infrastructure products accelerating this trend over the next few years as broadband is a lifeline to connect local communities around the globe. Cambium Networks expects increasing interest in fixed wireless broadband solutions as the performance now matches that of fiber. With the combination of our new multi-gigabit product introductions and cloud-first software solutions, we have multiple growth drivers for 2021 and beyond.”

Revenues of $92.7 million for the second quarter 2021 increased $30.4 million year-over-year as a result of strong demand for Point-to-Multi-Point and enterprise Wi-Fi solutions, and an increase in Point-to-Point revenues. Revenues for the second quarter 2021 increased by $4.2 million compared to $88.5 million for the first quarter 2021, due to record demand for enterprise Wi-Fi solutions, higher Point-to-Multi-Point revenues from service providers continuing to scale networks due to requests for increased capacity and new product introductions, offset by lower Point-to-Point revenues.

GAAP gross margin for the second quarter 2021 was 49.7%, compared to 48.9% for the second quarter 2020, and 49.9% for the first quarter 2021. GAAP operating income for the second quarter 2021 was $14.3 million, compared to $4.8 million for the second quarter 2020, and $13.4 million for the first quarter 2021. GAAP net income for the second quarter 2021 was $11.5 million, or net earnings of $0.40 per diluted share, compared to net income of $3.3 million, or net earnings of $0.13 per diluted share for the second quarter 2020, and net income of $19.9 million, which includes a $7.6 million tax benefit, or net earnings of $0.70 per diluted share for the first quarter 2021.

Non-GAAP gross margin for the second quarter 2021 was 50.0%, compared to 49.2% for the second quarter 2020, and 50.1% for the first quarter 2021. Non-GAAP operating income for the second quarter 2021 was a record $17.5 million, compared to $6.5 million for the second quarter 2020, and $15.5 million for the first quarter 2021. Non-GAAP net income for the second quarter 2021 was a record $12.9 million, or $0.45 per diluted share, compared to $4.3 million, or $0.16 per diluted share for the second quarter 2020, and $11.7 million, or $0.41 per diluted share for the first quarter 2021. For the second quarter 2021, adjusted EBITDA was a record $18.4 million or 19.9% of revenues, compared to adjusted EBITDA of $7.7 million or 12.3% of revenues for the second quarter 2020, and $16.5 million or 18.6% of revenues for the first quarter 2021.

Cash provided by operating activities was $20.1 million for the second quarter 2021, compared to cash provided by operating activities of $26.2 million for the second quarter 2020, and cash used in operating activities of $7.6 million for the first quarter 2021. Cash totaled $51.4 million as of June 30, 2021, $14.0 million higher than June 30, 2020, due primarily to higher net income, strong working capital management, offset by the paydown of $27.1 million of debt. The $0.2 million increase in cash balance from March 31, 2021, primarily reflects strong net income and includes a paydown of $19.6 million debt.

Second Quarter 2021 Highlights

•	Record revenues of $92.7 million, up 5% sequentially, an increase of 49% year-over-year.
•	GAAP net income of $11.5 million or $0.40 per diluted share, and record non-GAAP net income of $12.9 million or $0.45 per diluted share.
•

Record Adjusted EBITDA of $18.4 million or 19.9% of revenues, compared to $7.7 million or 12.3% of revenues for the second quarter 2020, and $16.5 million or 18.6% of revenues for the first quarter 2021.

•	Record Point-to-Multi-Point revenues of $59.8 million, increased 47% year-over-year.
•	Point-to-Point revenues of $14.1 million, increased 12% year-over-year.
•	Record enterprise Wi-Fi revenues of $18.3 million, increased 139% year-over-year.
•	Increased net new channel partners by over 2,340 year-over-year, an increase of 29%.
•	Devices under cnMaestro® Cloud management increased 36% year-over-year.
•	Cambium shipped its 10 millionth radio since becoming a standalone company.

Taking into account our current visibility, the financial outlook as of August 9, 2021 for the third quarter ending September 30, 2021 and full year ending December 31, 2021 is expected to be as follows:

Third Quarter 2021 Financial Outlook

•	Revenues between $88.0-$92.0 million
•	GAAP gross margin between 48.3%-49.3%; and non-GAAP gross margin between 48.5%-49.5%
•	GAAP operating expenses between $33.6-$34.6 million; and non-GAAP operating expenses between $30.9-$31.9 million
•	GAAP operating income between $8.9-$10.8 million; and non-GAAP operating income between $11.8-$13.6 million
•	Interest expense, net of approximately $1.0 million
•	GAAP net income between $7.1-$8.5 million or between $0.25 and $0.29 per diluted share; and non-GAAP net income between $8.6-$9.8 million or between $0.30 and $0.34 per diluted share
•	Adjusted EBITDA between $12.7-$14.6 million; and adjusted EBITDA margin between 14.4%-15.8%
•	GAAP effective tax rate of approximately 11.0-13.0%; and non-GAAP effective tax rate of approximately 20.0%-22.0%
•	Approximately 29.0 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Paydown of debt: $2.5 million scheduled debt and an additional $2.5 million due to timing from second quarter 2021 payment.
•	Cash flow interest expense: approximately $1.0 million
•	Capital expenditures: $2.0-$2.5 million

Full Year 2021 Financial Outlook

•	Revenues between $357.0-$365.0 million, increasing between 28%-31%
•	GAAP effective tax rate of approximately negative 10.0%-12.0%; and non-GAAP effective tax rate of approximately 20.0%-22.0%
•	Adjusted EBITDA margin between 16.0%-18.0%

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, Monday August 9, 2021. To access the live conference call by phone, listeners should dial +1(877) 288-4394 in the U.S. or Canada and +1(470) 495-9483 for international callers, referencing conference ID number 2579407. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at

https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1(855) 859-2056 in the U.S. or Canada and +1(404) 537-3406 for international callers, using the conference ID number 2579407.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, will present and hold one-on-one meetings with investors including Wednesday, Aug. 11, 2021 at the Oppenheimer Technology, Internet, and Communications Conference; Wednesday Sept. 1, 2021 at the Jefferies 2021 Virtual Semiconductor, IT Hardware and Communications Infrastructure Summit; and on Thursday Sept. 9, 2021 at the Deutsche Bank Technology Conference. All conferences and meetings will be held virtually. To join the live webcasts for the conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/.  Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks delivers wireless communications that work for businesses, communities, and cities worldwide. Millions of our radios are deployed to connect people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions. We work with our Cambium certified ConnectedPartners to deliver purpose-built networks for service provider, enterprise, industrial, and government connectivity solutions in urban, suburban, and rural environments, with wireless that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021 and most recent Quarterly Report on Form 10-Q filed on May 7, 2021. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; and the impact of the global shortage of certain components including semiconductor chipsets; our inability to predict and respond to emerging technological trends and network operators’ changing needs; risks presented by the global COVID-19 pandemic, which could significantly disrupt our manufacturing, sales and other operations and negatively impact our financial results; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	June 30, 2021	March 31, 2021	June 30, 2020

Revenues	$92,709	$88,515	$62,254
Cost of revenues	46,617	44,345	31,782
Gross profit	46,092	44,170	30,472
Gross margin	49.7%	49.9%	48.9%
Operating expenses
Research and development	12,617	11,603	9,299
Sales and marketing	9,718	10,040	8,035
General and administrative	7,896	7,529	6,625
Depreciation and amortization	1,564	1,595	1,700
Total operating expenses	31,795	30,767	25,659
Operating income	14,297	13,403	4,813
Operating margin	15.4%	15.1%	7.7%
Interest expense, net	1,316	1,140	1,525
Other expense (income), net	79	42	(22)
Income before income taxes	12,902	12,221	3,310
Provision (benefit) for income taxes	1,385	(7,639)	(2)
Net income	$11,517	$19,860	$3,312

Earnings per share
Basic	$0.44	$0.76	$0.13
Diluted	$0.40	$0.70	$0.13
Weighted-average number of shares outstanding to compute earnings per share
Basic	26,365,207	26,115,615	25,683,289
Diluted	28,909,348	28,517,713	25,789,830

Share-based compensation included in costs and expenses:
Cost of revenues	$50	$19	$18
Research and development	842	517	422
Sales and marketing	539	295	243
General and administrative	667	579	257
Total share-based compensation expense	$2,098	$1,410	$940

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash	$51,397	$62,472
Accounts receivable, net of allowance of $777 and $919	80,638	58,114
Inventories, net	28,393	33,962
Recoverable income taxes	2,356	1,420
Prepaid expenses	3,736	4,143
Other current assets	3,975	5,024
Total current assets	170,495	165,135

Noncurrent assets
Property and equipment, net	8,510	7,535
Software, net	4,366	3,438
Operating lease assets	4,516	5,083
Intangible assets, net	11,792	12,895
Goodwill	9,842	9,842
Deferred tax assets, net	7,155	1,537
Other noncurrent assets	391	288
TOTAL ASSETS	$217,067	$205,753
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$30,092	$30,859
Accrued liabilities	19,978	20,160
Employee compensation	11,323	14,911
Current portion of long-term external debt, net	12,156	29,201
Deferred revenues	6,247	6,471
Other current liabilities	6,313	6,009
Total current liabilities	86,109	107,611
Noncurrent liabilities
Long-term external debt, net	20,507	24,957
Deferred revenues	5,084	4,448
Noncurrent operating lease liabilities	3,244	3,332
Deferred tax liabilities, net	9	9
Other noncurrent liabilities	1,936	2,009
Total liabilities	116,889	142,366
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2020 and June 30, 2021; 26,034,629 outstanding at December 31, 2020 and 26,503,019 shares outstanding at June 30, 2021	3	3
Additional paid in capital	117,521	109,837
Treasury shares, at cost, 136,035 shares at June 30, 2021 and 92,146 shares at December 31, 2020	(3,276)	(1,090)
Accumulated deficit	(13,422)	(44,799)
Accumulated other comprehensive loss	(648)	(564)
Total shareholders’ equity	100,178	63,387
TOTAL LIABILITIES AND EQUITY	$217,067	$205,753

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Cash flows from operating activities:
Net income	$11,517	$19,860	$3,312
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,751	1,720	1,853
Amortization of debt issuance costs	440	137	136
Share-based compensation	2,098	1,410	940
Deferred income taxes	748	(6,367)	(88)
Provision for inventory excess and obsolescence	(60)	(709)	695
Other	14	(31)	(27)
Change in assets and liabilities:
Receivables	(10,881)	(11,700)	11,639
Inventories	3,102	3,236	1,713
Prepaid expenses	3,500	(3,099)	289
Accounts payable	5,295	(6,777)	3,565
Accrued employee compensation	2,565	(6,003)	1,851
Other assets and liabilities	49	761	347
Net cash provided by (used in) operating activities	20,138	(7,562)	26,225
Cash flows from investing activities:
Purchase of property and equipment	(1,150)	(814)	(489)
Purchase of software	(801)	(798)	(279)
Net cash used in investing activities	(1,951)	(1,612)	(768)
Cash flows from financing activities:
Repayment of term loan	(19,572)	(2,500)	(2,500)
Repayment of revolver debt	—	—	(10,000)
Issuance of ordinary shares	833	—	—
Taxes paid related to net share settlement of equity awards	(622)	(1,563)	(6)
Proceeds from share option exercises	1,374	1,971	—
Net cash used in financing activities	(17,987)	(2,092)	(12,506)
Effect of exchange rate on cash	15	(24)	—
Net increase (decrease) in cash	215	(11,290)	12,951
Cash, beginning of period	51,182	62,472	24,493
Cash, end of period	$51,397	$51,182	$37,444

Supplemental disclosure of cash flow information:
Income taxes paid	$287	$92	$272
Interest paid	$631	$773	$1,096

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Point-to-Multi-Point	$59,796	$57,799	$40,564
Point-to-Point	14,066	17,476	12,602
Wi-Fi	18,297	12,123	7,640
Other	550	1,117	1,448
Total Revenues	$92,709	$88,515	$62,254

REVENUES BY REGION
	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
North America	$49,346	$54,195	$32,454
Europe, Middle East and Africa	24,943	18,690	20,424
Caribbean and Latin America	12,152	10,515	4,653
Asia Pacific	6,268	5,115	4,723
Total Revenues	$92,709	$88,515	$62,254

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) secondary offering expenses, (vii) one-time acquisition costs, and (viii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time acquisition costs and restructuring expenses and secondary offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP.  We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses and secondary offering expenses, write-down of debt issuance costs upon prepayment of debt amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Nonrecurring legal expenses include settlements of existing or threatened litigation. Secondary offering expenses were incurred by Cambium Networks associated with the registration and sale in June 2021 of 2,000,000 ordinary shares held by Vector Capital and during December 2020 of 2,500,000 ordinary shares held by Vector Capital. Cambium Networks did not raise any additional capital in the offering and the expenses are excluded as not part of continuing operations.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Acquisition and integration costs consist of legal and professional fees relating to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

One-time charges associated with the completion of an acquisition include items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred and impacts from the company's income tax valuation allowance initially recognized in the quarter ended June 30, 2019 and as reversed in the quarter ended March 31, 2021. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares, if their effect to earnings per share is dilutive.  We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net income	$11,517	$19,860	$3,312
Interest expense, net	1,316	1,140	1,525
Provision (benefit) for income taxes	1,385	(7,639)	(2)
Depreciation and amortization	1,751	1,720	1,853
EBITDA	15,969	15,081	6,688
Share-based compensation	2,098	1,410	940
Secondary offering expenses	376	—	—
Xirrus one-time acquisition charges	—	—	30
Restructuring expense	—	—	9
Adjusted EBITDA	$18,443	$16,491	$7,667

Adjusted EBITDA Margin	19.9%	18.6%	12.3%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
GAAP gross profit	$46,092	$44,170	$30,472
Share-based compensation expense	50	19	18
Amortization of capitalized software costs	187	125	153
Non-GAAP gross profit	$46,329	$44,314	$30,643
Non-GAAP gross margin	50.0%	50.1%	49.2%

GAAP research and development expense	$12,617	$11,603	$9,299
Share-based compensation expense	842	517	422
Restructuring expense	—	—	(5)
Non-GAAP research and development expense	$11,775	$11,086	$8,882

GAAP sales and marketing expense	$9,718	$10,040	$8,035
Share-based compensation expense	539	295	243
Restructuring expense	—	—	(9)
Non-GAAP sales and marketing expense	$9,179	$9,745	$7,801

GAAP general and administrative expense	$7,896	$7,529	$6,625
Share-based compensation expense	667	579	257
Secondary offering expenses	376	—	—
Xirrus one-time acquisition charges	—	—	30
Restructuring expense	—	—	23
Non-GAAP general and administrative expense	$6,853	$6,950	$6,315

GAAP depreciation and amortization	$1,564	$1,595	$1,700
Amortization of acquired intangibles	551	552	551
Non-GAAP depreciation and amortization	$1,013	$1,043	$1,149

GAAP operating income	$14,297	$13,403	$4,813
Share-based compensation expense	2,098	1,410	940
Secondary offering expenses	376	—	—
Amortization of capitalized software costs	187	125	153
Amortization of acquired intangibles	551	552	551
Xirrus one-time acquisition charges	—	—	30
Restructuring expense	—	—	9
Non-GAAP operating income	$17,509	$15,490	$6,496

GAAP pre-tax income	$12,902	$12,221	$3,310
Share-based compensation expense	2,098	1,410	940
Secondary offering expenses	376	—	—
Amortization of capitalized software costs	187	125	153
Amortization of acquired intangibles	551	552	551
Xirrus one-time acquisition charges	—	—	30
Write-down of debt issuance costs upon prepayment of debt	338	—	—
Restructuring expense	—	—	9
Non-GAAP pre-tax income	$16,452	$14,308	$4,993

GAAP provision (benefit) for income taxes	$1,385	$(7,639)	$(2)
Valuation allowance impacts	—	(7,816)	(404)
Tax impacts of share vesting	(1,414)	(1,975)	—
Tax effect of Non-GAAP adjustments, using non-GAAP ETR	(710)	(417)	(337)
All other discrete items	(61)	(19)	—
Non-GAAP provision for income taxes	$3,570	$2,588	$739
Non-GAAP ETR	21.7%	18.1%	14.8%

GAAP net income	$11,517	$19,860	$3,312
Share-based compensation expense	2,098	1,410	940
Secondary offering expenses	376	—	—
Amortization of capitalized software costs	187	125	153
Amortization of acquired intangibles	551	552	551
Xirrus one-time acquisition charges	—	—	30
Write-down of debt issuance costs upon prepayment of debt	338	—	—
Restructuring expense	—	—	9
Non-GAAP adjustments to tax	(1,475)	(9,810)	(404)
Tax effect of Non-GAAP adjustments, using non-GAAP ETR	(710)	(417)	(337)
Non-GAAP net income	$12,882	$11,720	$4,254
Non-GAAP fully weighted basic shares	26,503	26,299	25,684
Non-GAAP fully weighted diluted shares	28,939	28,887	25,791
Non-GAAP net income per Non-GAAP basic share	$0.49	$0.45	$0.17
Non-GAAP net income per Non-GAAP diluted share	$0.45	$0.41	$0.16

###

Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com